EXHIBIT 10.57

Amendment to Turnkey, Engineering, Procurement
and Construction Agreement

This Amendment to Turnkey, Engineering, Procurement and Construction Agreement for Solar Photovoltaic Generating Facility (this “Amendment”), is made and entered into as of this
  7   day of October 2008, by and among Florida Power Light Company (“FPL”) and SunPower Corporation, Systems (“Contractor”, together with FPL, the “Parties”, individually, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties into that certain Turnkey, Engineering, Procurement and Construction Agreement for Solar Photovoltaic Generating Facility, dated as of July 3, 2008 (the “Agreement”); and

WHEREAS, the Parties have agreed to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

1. The Agreement shall be amended by deleting “Appendix Z” and “Appendix Z-1” of the Agreement in its entirety and inserting “Appendix Z” and “Appendix Z-1” to this Amendment in lieu thereof.

2. This Amendment is executed in connection with, and is deemed to be a part of, the Agreement.  Upon execution of this Amendment, this Amendment shall thereafter automatically become a part of the Agreement.  Wherever the terms of this Amendment and the terms of the Agreement are in conflict, the terms of this Amendment shall govern and control.  Capitalized terms used herein, unless otherwise defined in this Amendment, shall have the meanings ascribed to them in the Agreement.

3. The execution, delivery, and performance of this Amendment has been duly authorized by all requisite corporation action and this Amendment constitutes the legal, valid and binding obligations of FPL and Contractor, enforceable against each Party in accordance with its terms.

4. If any one or more of the provisions of this Amendment should be ruled illegal, wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction under present or future laws, then:  (i) the validity and enforceability of all provisions of this Amendment not ruled to be invalid or unenforceable shall be unaffected and remain in full force and effect; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held illegal, wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties’ intent manifested herein.

5. The Parties acknowledge and agree that this Amendment may be executed in multiple counterparts, and transmitted via telecopy, each such counterpart (whether transmitted via telecopy or otherwise), when executed, shall constitute an integral part of one and the same agreement between the Parties.

6. Except as expressly modified by this Amendment, all of the terms, conditions, covenants, agreements and understandings contained in the Agreement shall remain unchanged and in full force and effect, and the same are hereby expressly ratified and confirmed by the Parties.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURES TO
FOLLOW]

IN WITNESS WHEREOF, the Parties have affixed their signatures, effective on the date first written above.

Florida Power & Light Company

By:  /s/ William Yeager
Name:  William Yeager
Title:  VP, E&C

SunPower Corporation, Systems

By:  /s/ Howard Wenger
Name:  Howard Wenger
Title:  EVP

[Signature Page to Amendment to Agreement]